                                                                     Exhibit 7.1




                                     [LOGO]

                           THIS REINSURANCE AGREEMENT

                                 is made between

                     THE LIFE INSURANCE COMPANY OF VIRGINIA
              of 6610 West Broad Street, Richmond, Virginia 23230
                   (hereinafter referred to as "the Company")

                                       and

               THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY
                                   OF AMERICA
                              of Lansing, Michigan
       Executive Offices: 161 Bay Street, Suite 3000, Canada Trust Tower
                            Toronto, Ontario M5J 2T6
                  (hereinafter referred to as "the Reinsurer")

                    The following Articles, qualified by the
                      Exhibits of the Agreement, will form
                          the basis of the Agreement.

          This Agreement may be referred to as Agreement No. SBA280-94

                                   ----------

                                TABLE OF CONTENTS

                                    ARTICLES

I      Business Covered - Forms and Manuals - Issue Rules
II     Amounts of Coverage - Facultative Coverage
III    Reinsurance Premiums
IV     Data Notification
V      Premium Accounting
VI     Liability - Amount and Duration - Currency - DAC Tax - Taxes and Expenses
VII    Policy Changes
VIII   Increase in Retention - Recapture due to Termination
IX     Claims
X      Oversights - Arbitration
XI     Insolvency
XII    Alterations to Agreement - Parties to Agreement - Inspection of Records
XIII   Duration of Agreement - Severability - Benefit - Construction

                                    EXHIBITS

A-I    Business Covered
A-II   Investment Funds Available
B      Application for Reinsurance
C      Premium Rates, General Terms, Annual Rate Calculation and Adjustment
D      The Company's Retention Limits
E      The Reinsurer's Acceptance Limits
F      Reinsurance Listing
G      DAC Tax Election

                                    ARTICLE I

Business            This Agreement applies to all minimum guaranteed death
Covered             benefit risk on variable annuity contracts, as defined in
                    Exhibit A-I, which are on lives resident in the United
                    States.

                    The Company agrees to cede to the Reinsurer and the Reinsurer agrees to accept automatically, in accordance with the terms of this Agreement, amounts of the above benefits that exceed the Company's retention limits as set out in Exhibit D.

                    The amounts retained by the Company on the business covered by this Agreement shall not be reinsured by the Company on any basis whatsoever without the agreement of the Reinsurer.

                    Reinsurances accepted by the Company shall not be included hereunder unless mutually agreed otherwise by the Company and the Reinsurer.

Forms and           The Company agrees to file with the Reinsurer, copies of all
Manuals             appropriate contract forms, prospectuses, rate manuals,
                    retention schedules, application forms, receipts and other related material. If new material is published, or changes are made in the material already filed, the Company agrees to promptly provide the Reinsurer with copies of such material.

Issue Rules         The Company hereby declares and agrees that the contracts
                    covered under this Agreement shall be issued in accordance with the Company's normal issue rules for each such contract and which are in effect at the commencement date of this Agreement. These rules shall be provided to the Reinsurer on request and any material change in these rules shall be subject to the approval of the Reinsurer before being applied to the contracts to be covered by this Agreement.

                                   ARTICLE II

Amounts of          Whenever the Company retains its full retention, as set out
Coverage            in Exhibit D, on any one life, the Company shall cede to the
                    Reinsurer all the excess up to the limits specified in Exhibit E. The Reinsurer agrees to accept such business automatically.

                    It is understood that the amount retained by the Company shall include its retention under any previous issues.

Facultative         There shall be no facultative coverage under this Agreement.
Coverage

                                   ARTICLE III

Reinsurance         The reinsurance premiums are set out in Exhibit C.
Premiums

                    The reinsurance premiums are recalculated for each issue year of business as set out in Exhibit C.

                    The Reinsurer agrees to give the Company at least forty five
                    (45) days notice prior to the anniversary of the Agreement of its intention to change the reinsurance premium rate other than as outlined in Exhibit C. The Reinsurer may only exercise this right if the investment funds available under the contract have been changed since the rate was last set. If the funds have been changed, the Reinsurer may only change the reinsurance premium rate if (a) the newly-added funds are not excluded from coverage under the minimum guaranteed death benefit risk and (b) the effect is a material increase or decrease in the investment risk as determined by the Reinsurer.

                                   ARTICLE IV

Data                For all business reinsured under this Agreement, the Company
Notification        shall provide the Reinsurer with Reports providing the
                    details set out in Exhibits C and F.

                                    ARTICLE V

Premium             The Company undertakes to send to the Reinsurer, within 30
Accounting          days of the month end, payment for the previous month based on the calculations set out in Exhibit F.

                    In addition, an adjustment premium will be calculated as outlined in Exhibit C at the end of the year to reflect any increases or decreases in the reinsurance premium from the estimate used. This payment shall be included with the monthly payment for December.

                                   ARTICLE VI

Liability           The liability of the Reinsurer shall commence simultaneously with that of the Company for all contracts ceded and accepted by the Reinsurer in accordance with the terms of this Agreement.

                    The Reinsurer shall not be liable for surrenders, loans, reserves or annuity payments.

Amount and          The liability of the Reinsurer for all contracts under this
Duration            Agreement shall cease at the same time as the liability of the Company ceases and shall not exceed the Company's contractual liability under the terms of its contracts. The
                    Reinsurer's liability for any given annuity contract shall be the greater of X and Y where:

                         X = Zero ($0.00)

                         and

                         Y = (The Current Death Benefit) minus
                             (The Current Account Value)

                    In no case shall the Reinsurer's total liability on an individual life exceed the Maximum Single Life Claim Amount set out in Exhibit E regardless of the number of contracts covering the life.

                    Notwithstanding the foregoing, the Reinsurer at its option, on thirty (30) days notice to the Company in writing, may terminate its liability for any reinsurances for which the reinsurance payments have not been paid within sixty (60) days after billing.

Currency All cessions under this Agreement shall be effected in the same currency as the original contract and the premiums and liabilities shall be expressed and payable in that currency.

DAC Tax The Company and the Reinsurer agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation under Section 848 of the Internal Revenue code of 1986, as amended, whereby:

                    (a) the party with the net positive consideration for this Agreement for each taxable year will capitalize specified contract acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1); and

                    (b) both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

                    The term "net consideration" will refer to the net consideration as defined in Regulation Section 1.848-2(f).

                    The method and timing of the exchange of this information is set out in Exhibit G.

                    This DAC Tax Election shall be effective for all years for which this Agreement remains in effect.

                    The Company and the Reinsurer represent and warrant that they are subject to U.S. taxation under either the provisions of subchapter L of Chapter 1 or the provisions of subpart F of subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

Taxes and           Apart from any taxes, allowances, commissions, refunds, and
Expenses            expenses specifically referred to elsewhere in this
                    Agreement, no commissions, allowances, taxes or proportion of any expense shall be paid by the Reinsurer to the Company in respect of any cession.

                                   ARTICLE VII

Policy Changes      When a reinsured variable annuity contract lapses, or is
                    cancelled, the reinsurance shall be cancelled.

                    Reinsurance shall cease when a reinsured variable annuity contract annuitizes.

                    If interest benefits are discontinued during the prior month, the month end account value for ratchet and interest benefit as set forth in Exhibit F will be reduced and the month end account value for the ratchet benefit will likewise be increased by the associated amounts of account value.

                    If interest benefits are added during the prior month, the month end account value for the ratchet and interest benefit will be increased and the month end account value for the ratchet benefit will likewise be decreased by the associated amounts of account value.

                                  ARTICLE VIII

Increase in         The reinsurance under this Agreement shall be maintained in
Retention           force without reduction except as specifically provided for elsewhere in this Agreement.

                    The Company may increase its limits of retention at time of renewal by giving written notice to the Reinsurer of the new limits of retention and the effective date of such new retention schedule.

                    The Company's retention limits are set out in Exhibit D.

Recapture due       The Company may not recapture inforce business as a result
to Retention        of an increase in retention.
Increase

Recapture           Should this Agreement terminate in accordance with the
due to              provisions set out in Article XIII, the Company may
Termination         recapture all existing reinsurance provided, (a) that the
                    Reinsurer receives notification of the recapture from the Company at least five (5) years prior to the date of recapture and (b) that this Agreement has been inforce for fifteen (15) consecutive years as at the date of recapture.
                    Should either or both conditions not be satisfied recapture would be deferred until such time as both conditions are satisfied, or as otherwise agreed to by both the Reinsurer and the Company. However, if the Company terminates the Agreement because the Reinsurer has increased the reinsurance premium rate, due to a change in available investment funds, as described in Article III (Reinsurance
                    Premiums), the Company may recapture all inforce business in a period not less than 90 days following notice of termination.

Recapture           The terms and conditions for the Company to recapture
due to              reinsurance in force under this Agreement due to the
Insolvency of       insolvency of the Reinsurer are set out in the Insolvency
Reinsurer           clause in Article XI of this Agreement.

                                   ARTICLE IX

Claims The Reinsurer shall be liable to the Company for the minimum guaranteed death benefits reinsured and reinsurance shall not exceed the Company's contractual liability for minimum guaranteed death benefits under the terms of its policies. The Reinsurer's share of interest, which is based on the death proceeds paid by the Company, shall be payable in addition to the death claim settlement.

                    Copies of all claims papers shall be mailed immediately by the Company to the Reinsurer. The settlement made by the Company shall be binding on the Reinsurer.

                    Any claim for an amount less than the Claims Notification Amount set out in Exhibit C, shall appear as a deduction from the premium payment due on the Monthly Premium and Claims Report (Exhibit F) sent to the Reinsurer. Any claim for an amount greater than the Claims Notification Amount shall be paid by the Reinsurer in one lump sum.

                    Should any claim be settled on a reduced compromise basis, the Company and the Reinsurer shall participate in such reductions in proportion to their respective liabilities under the contracts reinsured.

                    Likewise shall any special expenses for investigative or legal fees (excluding compensation of salaried employees) be shared.

                    The Reinsurer is not liable for extracontractual damages, such as punitive damages, bad faith damages or other damages which may arise from the acts or omissions of the Company in its conduct with its own insured, contract owner, beneficiary or assignee of the contract or others.

                                    ARTICLE X

Oversights          It is agreed that in the event that any unintentional or
                    accidental failure to comply with the terms of this Agreement can be shown to be the result of an oversight, misunderstanding or clerical error, both parties shall be restored to the position they would have occupied had the oversight, misunderstanding or clerical error not occurred.

                    This provision shall apply only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement. Any negligent or deliberate acts or omissions by the Company regarding the coverage provided are the responsibility of the Company and its liability insurer, if any, but not that of the Reinsurer.

Arbitration         Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration, and the arbitrators, who shall regard this Agreement from the standpoint of practical business as well as the law, are empowered to determine as to the interpretation of the treaty obligation.

                    Each party shall appoint one arbitrator and these two arbitrators will select a third arbitrator within two weeks of the appointment of the second. The second arbitrator is to be selected within two weeks after the notice is provided that the first arbitrator is selected. Should the two arbitrators not agree on the choice of the third, then each party shall name four (4) candidates to serve as the arbitrator. Beginning with the party who did not initiate arbitration, each party shall eliminate one candidate from the eight listed until one candidate remains. If this candidate declines to serve as the arbitrator, the candidate last eliminated will be approached to serve. This process shall be repeated until a candidate has agreed to serve as the third arbitrator. All three arbitrators must be officers of Life Insurance Companies or Life Reinsurance Companies excluding, however, officers of the two parties to this Agreement, their affiliates or subsidiaries or past employees of any of these entities. The place of meeting of the arbitrators shall be decided by a majority vote of the arbitrators. The written decision of a majority of the arbitrators shall be final and binding on both parties and their respective successors and assigns. All costs of the arbitration and expenses and fees of the arbitrators shall be borne equally by the parties, unless otherwise ordered by the arbitrators.

                    The arbitrators shall render a decision within four months of the appointment of the third arbitrator, unless both parties agree otherwise. In the event no decision is rendered within four months, new arbitrators shall be selected as above.

                    Alternatively, if both parties consent, any controversy may be settled by arbitration in accordance with the rules of the American Arbitration Association.

                    Judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                    It is specifically the intent of both parties that this arbitration provision shall replace and be in lieu of any statutory arbitration provision, if the law so permits.

                                   ARTICLE XI

Insolvency          For the purpose of this Agreement, the Company or the
                    Reinsurer shall be deemed "insolvent" when it:

                    a) applies for or consents to the appointment of a rehabilitator, conservator, liquidator or statutory successor of its properties or assets; or

                    b)   makes an assignment for the benefit of its creditors;
                         or

                    c)   is adjudicated as bankrupt or insolvent; or

                    d) files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or

                    e) becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of the Company or the Reinsurer, as the case may be.

                    In the event of the insolvency of either the Reinsurer or the Company, any amounts owed by the Company to the Reinsurer and by the Reinsurer to the Company with respect to this Agreement shall be set-off and only the balance shall be paid.

                    The Reinsurer shall be liable only for the amounts reinsured and shall not be or become liable for any amounts or reserves to be held by the Company on contracts reinsured under this Agreement. In the event of the Insolvency of the Reinsurer, any amounts recoverable by the Company will not be reduced as a result of delinquency proceedings involving the Reinsurer.

                    In the event of the insolvency of the Company, the reinsurance obligations under this Agreement shall be payable by the Reinsurer directly to the Company, its liquidator, rehabilitator, conservator or statutory successor, immediately upon demand, with reasonable provision for verification on the basis of the claims allowed against the insolvent company by any court of competent jurisdiction or by any rehabilitator, conservator, liquidator or statutory successor having authority to allow such claims without diminution because of the insolvency of the company, or because the rehabilitator, conservator, liquidator or statutory successor has failed to pay all or a portion of any claims.

                    It is understood, however, that in the event of such insolvency, the rehabilitator, conservator, liquidator or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on the contract reinsured within a reasonable time after such claim is filed in the insolvency proceedings, and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, rehabilitator, conservator or statutory successor.

                    It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Agreement as though such expense had been incurred by the Company.

                    In the event of the insolvency of the Reinsurer, the Company may cancel this Agreement for new business by promptly providing the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor with written notice of the cancellation effective the date on which the Reinsurer's insolvency is established by the authority responsible for such determination. Any requirement for a notification period prior to the cancellation of the Agreement would not apply under such circumstances.

                    In addition, the Company may provide the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor with written notice of its intent to recapture all reinsurance in force under this Agreement regardless of the duration the reinsurance has been in force. The effective date of a recapture due to insolvency would be the date on which the Reinsurer's insolvency is established by the authority responsible for such determination. Such a recapture would be subject to the monetary terms specified in Exhibit B.

                                   ARTICLE XII

Alterations         Any alteration to this Agreement shall be null and void
to Agreement        unless attached to the Agreement and signed by both parties.

Parties to          This is an Agreement solely between the Company and the
Agreement           Reinsurer. The acceptance of reinsurance hereunder shall not create any right or legal relation between the Reinsurer and the insured, beneficiary, or any other party to any contract of the Company which may be reinsured hereunder.

                    This Agreement represents the entire agreement between the Company and the Reinsurer and supersedes, with respect to its subject matter, any prior oral or written agreements between the parties.

Inspection          The Reinsurer shall have the right, at any reasonable time,
of Records          to inspect at the office of the Company all records, books and documents relating to the insurance under this Agreement.

                                  ARTICLE XIII

Duration of         This Agreement is effective as from the date set out in
Agreement           Exhibit A-I and is unlimited as to its duration. It may be made inapplicable to future insurances either in whole or in part by either party giving at least ninety (90) days notice to that effect by registered letter to the other party.
                    During the period of such ninety (90) days the Reinsurer shall continue to participate in all insurances coming under the terms of this Agreement. This notification period would be waived in the event the Reinsurer is deemed insolvent.
                    Further, the Reinsurer remains liable for all the minimum guaranteed death benefit risk existing at the date of the expiration set forth in the notice until their natural expiration, unless the parties mutually decide otherwise or as specified otherwise in this Agreement.

Severability        In the event that any of the provisions herein contained
                    shall be invalid or unenforceable, such declaration or adjudication shall in no manner affect or impair the validity or the enforceability of the other and remaining provisions of this Agreement and such other and remaining provisions shall remain in full force and effect as though such invalid or unenforceable provisions or clauses had not been herein included or made a part of this Agreement.

Benefit Except as herein otherwise provided, this Agreement shall be binding upon the parties hereto and their respective successors and assigns.

Construction        This Agreement shall be construed and administered in
                    accordance with the laws of the Commonwealth of Virginia and the rights and obligations of this Agreement shall, at all times, be regulated under the laws of the Commonwealth of Virginia.

Made in duplicate and executed by both parties.

Signed for and on behalf of THE LIFE INSURANCE COMPANY OF VIRGINIA


     /s/ Illegible                   /s/ Illegible
     ---------------                 -----------------

Richmond, this 16th day of February, 1995

Signed for and on behalf of THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA


     /s/ Illegible                   /s/ Illegible
     ---------------                 -----------------

Toronto, this 27th day of January, 1995


Prepared by /s/ Illegible
            -----------------

                                                                     EXHIBIT A-I

                                BUSINESS COVERED

Effective Date:

New Business       July 1, 1994

Inforce Business   July 1, 1994

Definition:

The minimum guaranteed death benefit risk shall be defined as the current minimum guaranteed death benefit minus the current account value.

Business Covered:

One hundred percent of the minimum guaranteed death benefit risk on Variable Annuity new business contracts issued in excess over the Company's retention, specified in Exhibit C, is eligible for Automatic coverage.

One hundred percent of the minimum guaranteed death benefit risk on Variable Annuity automatic reinsurance in force in excess of the Company's retention, specified in Exhibit C.

Variable Annuity Form Nos.

Commonwealth Annuity (Flexible Premium Variable Deferred Annuity - Form P1140) P1142 - 4/94
P1142N - 6/94
P1143 - 4/94

                                                                    EXHIBIT A-II

                                  LIST OF FUNDS

     Fidelity Variable Insurance Products Fund
         *Money Market Portfolio
          High Income Portfolio
          Equity-Income Portfolio
          Growth Portfolio
          Overseas Portfolio

     Fidelity VIPF II
          Asset Manager Portfolio

     Neuberger & Berman Advisors Management Trust
          Balanced Portfolio
          Growth Portfolio
          Limited Maturity Bond Portfolio

     Life of Virginia Series Fund, Inc.
         *Money Market Portfolio
          Government Securities Portfolio
          Common Stock Index Portfolio
          Total Return Portfolio

     Oppenheimer Variable Account Funds
         *Oppenheimer Money Market
          Oppenheimer High Income Fund
          Oppenheimer Bond Fund
          Oppenheimer Capital Appreciation Fund
          Oppenheimer Multiple Strategies Fund
          Oppenheimer Growth Fund

     Janus Aspen Series
          Growth Portfolio
          Aggressive Growth Portfolio
          Worldwide Growth Portfolio

          Notes:

     * Increase in Guaranteed Minimum Death Benefit Rider amount associated with investments in these portfolios is limited to the extent that net return after separate account charges is less than 6% annual in any valuation period. Maximum increase in any valuation period is 6% annual.

                                                                       EXHIBIT B

                          APPLICATION FOR REINSURANCE

1. There shall be no application forms sent to the Reinsurer as there will be no underwriting involved with this business.

                                                                       EXHIBIT C

                         PREMIUM RATES AND GENERAL TERMS

1. RATE CRITERIA: The rates set out in this Exhibit shall be used for automatic reinsurance of any contract covered by this Agreement.

2.   PREMIUM TAX: There shall be no separate reimbursement of Premium Tax.

3.   RECAPTURE: Due to Insolvency of Reinsurer.
                Inforce Period: Not Applicable.

                The Recapture Fee applicable due to the insolvency of the Reinsurer, shall be mutually agreed upon by the Company and the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor.

4.   CLAIMS NOTIFICATION AMOUNT: $25,000.

5. LIST OF FUNDS: The Reinsurer reserves the right to modify the rates if the available funds listed in Exhibit A-I of this Agreement are changed.

                                                                       EXHIBIT C
Life of Virginia                                                       PAGE 2
Variable Annuity Death Benefit           For year end
                                                      --------------

Annual Rate Calculation and Adjustment   Prepared on:
                                                      --------------

--------------------------------------------------------------------------------

Ratchet Benefit

                           A               B             C
          Age Range   Distribution *   Rate (bp)      (A * B)
          ---------   --------------   ---------   -------------
             0-49                  %        2.9
                         ----------                -------------
            50-59                  %        4.8
                         ----------                -------------
            60-64                  %        7.3
                         ----------                -------------
            65-69                  %        8.6
                         ----------                -------------
              70+                  %       14.6
                         ----------                -------------

                        Weighted Average Rate:
                                                   -------------
                        (Round to nearest 1/10 basis point)

          * The distribution should be based on premiums paid on contracts issued in the prior year

     Adjustment premium 1 = Total reinsurance premiums paid in the prior year on contracts issued in the prior year x [(the Weighted Average Rate calculated above / the Estimate Rate used for the prior year) - 1]

Estimated Rate for the current year = the Weighted Average Rate calculated above

--------------------------------------------------------------------------------

Ratchet & Interest Benefit

                            A              B             C
          Age Range   Distribution *   Rate (bp)      (A * B)
          ---------   --------------   ---------   -------------
             0-49                  %        3.3
                         ----------                -------------
            50-59                  %        6.6
                         ----------                -------------
            60-64                  %       12.2
                         ----------                -------------
            65-69                  %       17.3
                         ----------                -------------
              70+                  %       40.8
                         ----------                -------------

                          Weighted Average Rate:
                                                   -------------
                          (Round to nearest 1/10 basis point)

          * The distribution should be based on premiums paid on contracts issued in the prior year

     Adjustment premium 2 = Total reinsurance premiums paid in the prior year on contracts issued in the prior year x [(the Weighted Average Rate calculated above / the Estimate Rate used for the prior year) - 1]

Estimated Rate for the current year = the Weighted Average Rate calculated above

--------------------------------------------------------------------------------

Total Adjustment Premium

          Total Adjustment Premium = Adjustment Premium 1 + Adjustment Premium 2

          The Total Adjustment Premium is payable to the Reinsurer (Company)

                                                                       EXHIBIT C
Life of Virginia                                                       PAGE 3
Variable Annuity Death Benefit           For year end
                                                      --------------

Annual Rate Calculation and Adjustment   Prepared on:
                                                      --------------

--------------------------------------------------------------------------------

Premium Rate Record

               ----------------------------------------------------------------
                       Ratchet Benefit            Ratchet & Interest Benefit
                  -------------------------    --------------------------------
                  Estimated**        Actual    Estimated**               Actual
               ----------------------------------------------------------------
   1994 & prior           7               7           14                   14
           1995           7                           14
           1996
           1997
           1998
           1999
           2000
           2001
           2002
           2003
           2004
           2005
           2006
           2007
           2008
               ----------------------------------------------------------------

               ** The estimated premium rate for a given year (excluding 1994 & prior) will always equal the actual rate for the preceding year.

                                                                       EXHIBIT D

                         THE COMPANY'S RETENTION LIMITS

Retention Limit:

     For Issue Ages 0 - 85:  Zero

                                                                       EXHIBIT E

                        THE REINSURER'S ACCEPTANCE LIMITS

Automatic Limit:

     For Issue Ages 0 - 85:  Unlimited

     Maximum Single Life Claim Amount: $1,000,000

                                                                       EXHIBIT F

                                DATA NOTIFICATION

DATA NOTIFICATION: The Company shall send to the Reinsurer reports, similar to those shown in this Exhibit, at the times indicated below:

   Report                           Frequency   Due Date   Example Reference
   ------                           ---------   --------   -----------------
1. Monthly Premium and              Monthly       21st     Exhibit F, pgs. 2 & 3
   Claims Report
   (Ratchet Benefit)

2. Monthly Premium and              Monthly       21st     Exhibit F, pgs. 4 & 5
   Claims Report
   (Ratchet and Interest Benefit)

3. Monthly Premium and              Monthly       21st     Exhibit F, pg. 6
   Claims Report
   (Net Premium Due)

4. Annual Inforce Report            Annually    to be determined Exhibit F, pg.7

ANNUAL RATE CALCULATION AND ADJUSTMENT: It is understood that the Company shall provide the Reinsurer with an adjustment premium to be calculated as outlined in Exhibit C at the end of the year to reflect any increases or decreases in the reinsurance premium from the estimate used. This payment shall be included with the monthly payment for December.

                                                                       EXHIBIT F
                                                                       PAGE 2

Life of Virginia
Variable Annuity Death Benefit              For the Month of:             /
                                                                 --------- -----

Monthly Premium & Claims Report             Prepared on:
                                                                 ---------------

PREMIUM (Ratchet Benefit)                                            Page 1 of 5

                                                                        D
                      A                B                C             [(A+B)*C]
                  Month Start       Month End   Premium Rate in   -------------
Year of Issue   Account Value   Account Value      Basis Points   (2*12*10,000)
-------------   -------------   -------------   ---------------   -------------
1994 or prior                                                 7
                -------------   -------------   ---------------   -------------
        1995
                -------------   -------------   ---------------   -------------
        1996
                -------------   -------------   ---------------   -------------
        1997
                -------------   -------------   ---------------   -------------
        1998
                -------------   -------------   ---------------   -------------
        1999
                -------------   -------------   ---------------   -------------
        2000
                -------------   -------------   ---------------   -------------
        2001
                -------------   -------------   ---------------   -------------
        2002
                -------------   -------------   ---------------   -------------
        2003
                -------------   -------------   ---------------   -------------
        2004
                -------------   -------------   ---------------   -------------
        2005
                -------------   -------------   ---------------   -------------
        2006
                -------------   -------------   ---------------   -------------
        2007
                -------------   -------------   ---------------   -------------
        2008
                -------------   -------------   ---------------   -------------

                                         Total Monthly Premium:
                                                                  -------------

                                                                       EXHIBIT F
                                                                       PAGE 3

Life of Virginia
Variable Annuity Death Benefit              For the Month of:             /
                                                                 --------- -----

Monthly Premium & Claims Report             Prepared on:
                                                                 ---------------

CLAIMS (Ratchet Benefit)                                             Page 2 of 5

Reinsured Amount *$25,000
----------------------------------------------------------------------------------------------------------------
                                                                         A               B           C = (B - A)
Contract #   Name   Date of Birth   Date of Issue   Date of Death   Account Value   Death Benefit   Rein. Amount
----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

                                                                         Total Deductible Claims:
                                                                                                    ------------

* means Less Than

Reinsured Amount > or = $25,000
---------------------------------------------------------------------------------------------------------------
                                                                          A              B          C = (B - A)
Contract #   Name   Date of Birth   Date of Issue   Date of Death   Account Value   Death Benefit   Rein. Amount
----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

                                                                    Total Non-Deductible Claims:
                                                                                                    ------------

                                                                       EXHIBIT F
                                                                       PAGE 4

Life of Virginia
Variable Annuity Death Benefit              For the Month of:             /
                                                                 --------- -----

Monthly Premium & Claims Report             Prepared on:
                                                                 ---------------

PREMIUM (Ratchet & Interest Benefit)                                 Page 3 of 5

                                                                        D
                      A               B                C             [(A+B)*C]
                 Month Start Month End Premium Rate in ------------- Year Of Issue Account Value Account Value Basis Points (2*12*10,000)
-------------   -------------   -------------   ---------------   -------------

1994 or prior                                                14
                -------------   -------------   ---------------   -------------
    1995
                -------------   -------------   ---------------   -------------
    1996
                -------------   -------------   ---------------   -------------
    1997
                -------------   -------------   ---------------   -------------
    1998
                -------------   -------------   ---------------   -------------
    1999
                -------------   -------------   ---------------   -------------
    2000
                -------------   -------------   ---------------   -------------
    2001
                -------------   -------------   ---------------   -------------
    2002
                -------------   -------------   ---------------   -------------
    2003
                -------------   -------------   ---------------   -------------
    2004
                -------------   -------------   ---------------   -------------
    2005
                -------------   -------------   ---------------   -------------
    2006
                -------------   -------------   ---------------   -------------
    2007
                -------------   -------------   ---------------   -------------
    2008
                -------------   -------------   ---------------   -------------

                                         Total Monthly Premium:
                                                                  -------------

                                                                       EXHIBIT F
                                                                       PAGE 5

Life of Virginia
Variable Annuity Death Benefit              For the Month of:             /
                                                                 --------- -----

Monthly Premium & Claims Report             Prepared on:
                                                                 ---------------

CLAIMS (Ratchet & Interest Benefit)                                  Page 4 of 5

Reinsured Amount *$25,000
----------------------------------------------------------------------------------------------------------------
                                                                          A               B         C = (B - A)
Contract #   Name   Date of Birth   Date of Issue   Date of Death   Account Value   Death Benefit   Rein. Amount
----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

                                                                         Total Deductible Claims:
                                                                                                    ------------

* means Less Than

Reinsured Amount > or = $25,000
----------------------------------------------------------------------------------------------------------------
                                                                          A               B         C = (B - A)
Contract #   Name   Date of Birth   Date of Issue   Date of Death   Account Value   Death Benefit   Rein. Amount
----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

----------   ----   -------------   -------------   -------------   -------------   -------------   ------------

                                                                     Total Non-Deductible Claims:
                                                                                                    ------------

                                                                       EXHIBIT F
                                                                       PAGE 6

Life of Virginia
Variable Annuity Death Benefit              For the Month of:             /
                                                                 --------- -----

Monthly Premium & Claims Report             Prepared on:
                                                                 ---------------
NET PAYMENT DUE                                                      Page 5 of 5


A) Total Monthly Premium (from Page 1)                (Ratchet Benefit)
                                           -----------
B) Total Monthly Premium (from Page 3)                (Ratchet & Interest Benefit)
                                           -----------
C) Total Deductible Claims (from Page 2)              (Ratchet Benefit)
                                           -----------
D) Total Deductible Claims (from Page 4)              (Ratchet & Interest Benefit)
                                           -----------

E) Net Payment Due (A+B-C-D)
                                           -----------

Amount (E) is payable to the Reinsurer (Company)

                                                                       EXHIBIT F
Life of Virginia                                                       PAGE 7
Variable Annuity Death Benefit           For year end
                                                      --------------

Annual Inforce Report                    Prepared on:
                                                      --------------

--------------------------------------------------------------------------------

ALL POLICIES

                                  Ratchet Benefit   Ratchet & Int.      Total

     Total Account Value:
                                  ---------------   --------------   -----------
     Total Death Benefits:
                                  ---------------   --------------   -----------
     Total Number of Contracts:
                                  ---------------   --------------   -----------

-----------------------------------------------------------------------------------------------------------

Reinsured Amounts > or = $25,000
-----------------------------------------------------------------------------------------------------------
                                                          A               B          C = (B-A)    Benefit
Contract #   Name   Date of Birth   Date of Issue   Account Value   Death Benefit   Rein Amount    Type
-----------------------------------------------------------------------------------------------------------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

----------   ----   -------------   -------------   -------------   -------------   -----------   ---------

                                                          Total Reinsured Amount:
                                                                                    -----------------------

                                                                       EXHIBIT G

                                DAC TAX ELECTION

                        Method of Exchanging Information

The Reinsurer and the Company agree to the DAC Tax Election and accordingly will exchange information in the following manner:

1. The Reinsurer will submit a Schedule to the Company by May 1, of each year, of its calculation of the net consideration (as referred to in Article VI) for the preceding calendar year.

2. The Company, in turn, will complete the Schedule by indicating acceptance of the Reinsurer's calculations of the net consideration or by noting any discrepancies. The Company will return the completed Schedule to the Reinsurer by June 1, of each year.

3. If there are any discrepancies between the Company's and the Reinsurer's calculation of the net consideration, the parties will act in good faith to resolve the discrepancies by July 1, of each year.

ADDENDUM No. 2 to the Reinsurance Agreement referred to as No. SBA280-94 made between THE LIFE INSURANCE COMPANY OF VIRGINIA (hereinafter referred to as "the Company") and THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA (hereinafter referred to as "the Reinsurer").

It is hereby declared and agreed that effective May 1, 1996, Exhibit A-II of the above Agreement shall be replaced by the attached Exhibit A-II (Revised May 1, 1996) in order that the following funds be either added or deleted from the
Agreement:

Added to the Life of Virginia Series Fund, Inc. effective May 1, 1995:

     International Equity Portfolio
     Real Estate Securities Portfolio

Added to the Agreement effective October 2, 1995:

     Alger American Fund
          Growth Portfolio
          Small Capitalization Portfolio

     Janus Aspen Series
          Balanced Portfolio
          Flexible Income Portfolio

Trusts to be no longer included under this Agreement effective October 2, 1995:

     Neuberger & Berman Advisers Management Trust
          Balanced Portfolio
          Growth Portfolio
          Limited Maturity Bond Portfolio

Portfolios to be no longer included under this Agreement effective October 2, 1995:

     From the Fidelity Variable Insurance Products Fund:
          Money Market Portfolio
          High Income Portfolio

     From the Oppenheimer Variable Accounts Fund:
          Oppenheimer Money Market

It is further understood that as per Article III of this Agreement, the Reinsurer has determined that the addition of any funds does not materially increase or decrease the investment risk, therefore, the reinsurance premium rate as shown in Exhibit C of this Agreement shall remain unchanged.

If, at the end of any calendar year, the funds listed above total more than 10% of the total account value of all contracts covered by this Agreement, the Reinsurer may re-evaluate the investment risk of these funds. The Reinsurer may change the premium rate at that time as set out in Article III.

All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of THE LIFE INSURANCE COMPANY OF VIRGINIA


/s/ Illegible        /s/ Illegible
-------------        -------------

Richmond, this 3rd, day of June, 1996

and for and on behalf of THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA


/s/Illegible         /s/Illegible
------------         ------------

Toronto, this 8 day of May, 1996

                                                                    EXHIBIT A-II
                                                            (Revised May 1,1996)

                                  LIST OF FUNDS

     Fidelity Variable Insurance Products Fund
          Equity-Income Portfolio
          Growth Portfolio
          Overseas Portfolio

     Fidelity VIPF II
          Asset Manager Portfolio
          Contrafund Portfolio

     Life of Virginia Series Fund, Inc.
          *Money Market Portfolio
          Government Securities Portfolio
          Common Stock Index Portfolio
          Total Return Portfolio
          International Equity Portfolio
          Real Estate Securities Portfolio

     Oppenheimer Variable Account Funds
          Oppenheimer High Income Fund
          Oppenheimer Bond Fund
          Oppenheimer Capital Appreciation Fund
          Oppenheimer Multiple Strategies Fund
          Oppenheimer Growth Fund

     Janus Aspen Series
          Growth Portfolio
          Aggressive Growth Portfolio
          Worldwide Growth Portfolio
          Balanced Portfolio
          Flexible Income Portfolio

     Federated Insurance Management Series
          Utility Fund
          Corporate Bond Fund

     Alger American Fund
          Growth Portfolio
          Small Capitalization Portfolio

          Notes:

     * Increase in Guaranteed Minimum Death Benefit Rider amount associated with investments in these portfolios is limited to the extent that net return after separate account charges is less than 6% annual in any valuation period. Maximum increase in any valuation period is 6% annual.

ADDENDUM No. 1 to the Reinsurance Agreement referred to as No. SBA280-94 made between THE LIFE INSURANCE COMPANY OF VIRGINIA (hereinafter referred to as "the Company") and THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA (hereinafter referred to as "the Reinsurer").

It is hereby declared and agreed that effective January 4, 1995, Exhibit A-II in the above Agreement shall be replaced by the attached Exhibit A-II (Revised January 4, 1995) in order that the following funds be added to the Agreement:

          Fidelity VIPF II
               Contrafund Portfolio

          Federated Insurance Management Services
               Utility Fund
               Corporate Bond Fund

It is further understood that as per Article III of this Agreement, the Reinsurer has determined that the addition of these funds does not materially increase or decrease the investment risk, therefore, the reinsurance premium rate as shown in Exhibit C of this Agreement shall remain unchanged.

If, at the end of any calendar year, the funds listed above total more than 10% of the total account value of all contracts covered by this Agreement, the Reinsurer may re-evaluate the investment risk of these funds. The Reinsurer may change the premium rate at that time as set out in Article III.

All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of THE LIFE INSURANCE COMPANY OF VIRGINIA


/s/ Illegible           /s/ Illegible
-------------           -------------

Richmond, this 16th day of February,1995

and for and on behalf of THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA


/s/ Illegible           /s/ Illegible
-------------           -------------

Toronto, this 27 day of January, 1995

                                                                    EXHIBIT A-II
                                                       (Revised January 1, 1995)

                                  LIST OF FUNDS

     Fidelity Variable Insurance Products Fund
          *Money Market Portfolio
          High Income Portfolio
          Equity-Income Portfolio
          Growth Portfolio
          Overseas Portfolio

     Fidelity VIPF II
          Asset Manager Portfolio
          +Contrafund Portfolio

     Neuberger & Berman Advisers Management Trust
          Balanced Portfolio
          Growth Portfolio
          Limited Maturity Bond Portfolio

     Life of Virginia Series Fund, Inc.
          *Money Market Portfolio
          Government Securities Portfolio
          Common Stock Index Portfolio
          Total Return Portfolio

     Oppenheimer Variable Account Funds
          *Oppenheimer Money Market
          Oppenheimer High Income Fund
          Oppenheimer Bond Fund
          Oppenheimer Capital Appreciation Fund
          Oppenheimer Multiple Strategies Fund
          Oppenheimer Growth Fund

     Janus Aspen Series
          Growth Portfolio
          Aggressive Growth Portfolio
          Worldwide Growth Portfolio

     Federated Insurance Management Series
          +Utility Fund
          +Corporate Bond Fund

          Notes:

     * Increase in Guaranteed Minimum Death Benefit Rider amount associated with investments in these portfolios is limited to the extent that net return after separate account charges is less than 6% annual in any valuation period. Maximum increase in any valuation period is 6% annual.

     +    added January 4, 1995